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                                                                    EXHIBIT 4.08



                                                                   NO. _________

                               SOLIS DESIGN, INC.

                         NON-PLAN STOCK OPTION AGREEMENT


               This Stock Option Agreement ("AGREEMENT") is made and entered into as of the date of grant set forth below (the "DATE OF GRANT") by and between Solis Design, Inc., a California corporation (the "COMPANY"), and the participant named below ("PARTICIPANT").

PARTICIPANT:                 __________________________________

SOCIAL SECURITY NUMBER:      __________________________________

ADDRESS:                     __________________________________

                             __________________________________

                             __________________________________

TOTAL OPTION SHARES:         __________________________________

EXERCISE PRICE PER SHARE:    __________________________________

DATE OF GRANT:               __________________________________

VESTING START DATE:          __________________________________

EXPIRATION DATE:             __________________________________



             1. GRANT OF OPTION. The Company hereby grants to Participant an option (this "OPTION") to purchase the total number of shares of Common Stock of the Company set forth above as Total Option Shares (the "SHARES") at the Exercise Price Per Share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Agreement. This Option is not intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

             2.      EXERCISE PERIOD.

                     2.1 Exercise Period of Option. Provided Participant continues to provide services to the Company or any Subsidiary, Parent, or Affiliate of the Company throughout the specified period, the Option shall become exercisable as to twenty-five percent (25%) of the Total Option Shares on the date twelve months after the Vesting Start Date specified above and shall be exercisable as to an additional 2.0833% of the Total Option Shares at the end of each full succeeding month thereafter until this Option is exercisable with respect to 100% of the Shares.

                     2.2 Expiration. The Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date.






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             3.      TERMINATION.

                     3.1 Termination for Any Reason Except Death or Disability. If Participant is Terminated for any reason, except death or Disability, the Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the Termination Date, may be exercised by Participant no later than ninety (90) days after the Termination Date, but in any event no later than the Expiration Date.

                     3.2 Termination Because of Death or Disability. If Participant is Terminated because of death or Disability of Participant, the Option, to the extent that it is exercisable by Participant on the Termination Date, may be exercised by Participant (or Participant's legal representative) no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date.

                     3.3 No Obligation to Employ. Nothing in this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without Cause.

             4.      MANNER OF EXERCISE.

                     4.1 Stock Option Exercise Agreement. To exercise this Option, Participant (or in the case of exercise after Participant's death or incapacity, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the "EXERCISE AGREEMENT"), which shall set forth, inter alia, Participant's election to exercise the Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

                     4.2 Limitations on Exercise. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

                     4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the shares being purchased in cash (by check), or where permitted by law:

             (a) by cancellation of indebtedness of the Company to the Participant;

             (b)     by surrender of shares of the Company's Common Stock that
                     (1) either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were




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                     purchased from the Company by use of a promissory note,
                     such note has been fully paid with respect to such shares); or (B) were obtained by Participant in the open public market; and (2) are clear of all liens, claims, encumbrances or security interests;

             (c) by waiver of compensation due or accrued to Participant for services rendered;

             (d) provided that a public market for the Company's stock exists, (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company, or (2) through a "margin" commitment from Participant and an -- NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

             (e)     by any combination of the foregoing.

                     4.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

                     4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

             5. COMPLIANCE WITH LAWS AND REGULATIONS. The Agreement is intended to comply with Section 25102(f) of the California Corporations Code. Any provision of this Agreement which is inconsistent with Section 25102(f) shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(f). The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.




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             6.      NONTRANSFERABILITY OF OPTION. The Option may not be
transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant or in the event of Participant's incapacity, by Participant's legal representative. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

             7. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Agreement of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

                     7.1 Exercise of Nonqualified Stock Option. There are regular federal and California income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Participant is a current or former employee of the Company, the Company may be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                     7.2 Disposition of Shares. If the Shares are held for more than one (1) year after the date of the transfer of the Shares pursuant to the exercise of the Option for Vested Shares and any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. The Company will be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

            8. PRIVILEGES OF STOCK OWNERSHIP. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises the Option and pays the Exercise Price.

            9. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

            10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior undertakings and agreements with respect to the subject matter hereof.

            11. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1)




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business day after transmission by facsimile, rapifax or telecopier.

            12. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

            13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

            14. ACCEPTANCE. Participant hereby acknowledges receipt of a copy of this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in triplicate by its duly authorized representative and Participant has executed this Agreement in triplicate as of the Date of Grant.



SOLIS DESIGN, INC.                              PARTICIPANT

By: ________________________________            ________________________________
                                                (Signature)

____________________________________            ________________________________
(Please print name)                             (Please print name)

____________________________________
(Please print title






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                                    EXHIBIT A


                                                               NO. _____________


                               SOLIS DESIGN, INC.

                         STOCK OPTION EXERCISE AGREEMENT



             This Exercise Agreement is made and entered into as of ______________, 19___ (the "EFFECTIVE DATE") by and between Solis Design, Inc., a California corporation (the "COMPANY"), and the purchaser named below (the "PURCHASER").


PURCHASER:                      ___________________________________

SOCIAL SECURITY NUMBER:         ___________________________________

ADDRESS:                        ___________________________________

                                ___________________________________

TOTAL NUMBER OF SHARES:         ___________________________________

EXERCISE PRICE PER SHARE:       ___________________________________

TOTAL EXERCISE PRICE:           ___________________________________

OPTION NO. ___ DATE OF GRANT:   ___________________________________


             1.      EXERCISE OF OPTION.

                     1.1 Exercise. Pursuant to exercise of that certain option ("OPTION") granted to Purchaser under the Non-Plan Stock Option Agreement (the "AGREEMENT") and subject to the terms and conditions of this Exercise Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the Total Number of Shares set forth above ("SHARES") of the Company's Common Stock at the Exercise Price Per Share set forth above ("EXERCISE PRICE"). As used in this Exercise Agreement, the term "SHARES" refers to the Shares purchased under this Exercise Agreement and includes all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

                     1.2 Title to Shares. The exact spelling of the name(s) under which Purchaser will take title to the Shares is:

             ______________________________________________________

             ______________________________________________________




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               1.3    Payment.  Purchaser hereby delivers payment of the
Exercise Price to the extent permitted in the Agreement as follows (check and complete as appropriate):

             [ ] in cash (by check) in the amount of $____________, receipt of which is acknowledged by the Company;

             [ ] where approved by the Committee at the time of grant, by delivery of _________ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Purchaser for at least six (6) months prior to the date hereof which have been paid for within the meaning of SEC Rule 144, or obtained by Purchaser in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $___________ per share;

             [ ] by cancellation of indebtedness of the Company to Purchaser in the amount of $__________;

             [ ] by the waiver hereby of compensation due or accrued for services rendered in the amount of $_________;

             [ ] through a "same-day-sale" commitment, delivered herewith, from Participant and the NASD Dealer named therein, in the amount of $__________; or

             [ ] through a "margin" commitment, delivered herewith from Participant and the NASD Dealer named therein, in the amount of $___________.

             2. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company that:

                     2.1 Agrees to Terms of the Plan. Purchaser has received a copy of the Agreement, has read and understands the terms of the Agreement and this Exercise Agreement, and agrees to be bound by their terms and conditions. Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition.

                     2.2 Purchase for Own Account for Investment. Purchaser is purchasing the Shares for Purchaser's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

                     2.3 Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

                     2.4 Understanding of Risks. Purchaser is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares.




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Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

                     2.5 No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

             3. TAX CONSEQUENCES. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER'S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

             4. ENTIRE AGREEMENT. The Agreement are incorporated herein by reference. This Exercise Agreement and the Agreement (a) constitute the entire agreement and understanding of the parties with respect to the subject matter of this Exercise Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof, and (b) are governed by California law except for that body of law pertaining to conflict of laws.


             IN WITNESS WHEREOF, the Company has caused this Exercise Agreement to be executed in duplicate by its duly authorized representative and Purchaser has executed this Exercise Agreement in triplicate as of the Effective Date.


SOLIS DESIGN, INC.                              PURCHASER

By: ________________________________            ________________________________
                                                (Signature)

____________________________________            ________________________________
(Please print name)                             (Please print name)

____________________________________
(Please print title





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